Exhibit 10.21(a)

ERICKSON AIR-CRANE INCORPORATED

RESTRICTED STOCK UNIT AWARD AGREEMENT

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made as of the                    day of               ,                    (the “Date of Grant”), between Erickson Air-Crane Incorporated, a Delaware corporation (the “Company”), and                                    (the “Participant”).  The Restricted Stock Units hereunder are granted pursuant to the terms of the Company’s 2012 Long Term Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.     Grant of Restricted Stock Units.  The Company hereby grants to the Participant, on the terms and conditions hereinafter set forth, an award of                        (            ) Restricted Stock Units (the “RSUs”).  The RSUs are notional, non-voting units, which will entitle the Participant to receive payments, subject to the terms hereof, in shares of Common Stock on the payment dates specified in Section 3 hereof.

Section 2.     Vesting of RSUs.

(a)           Vesting Schedule.  Subject to Section 2(b) hereof, the RSUs shall vest and become non-forfeitable in accordance with the following vesting schedule, subject to the Participant’s continued Service as of each applicable vesting date.  If such Service requirement is not satisfied as to any portion of the RSUs, such unvested portion shall be immediately forfeited.

Total Vested RSUs
Vesting Date(1)	Incremental	Cumulative
Date of Grant
1st Anniversary of Date of Grant
2nd Anniversary of Date of Grant
3rd Anniversary of Date of Grant
4th Anniversary of Date of Grant
5th Anniversary of Date of Grant

(b)           Change in Control.  In the event of the occurrence of a Change in Control, 100% of the then unvested portion of the RSUs granted hereunder and not previously forfeited shall immediately become fully vested and non-forfeitable, provided that the Participant remains in Service on the date of consummation of the Change in Control.

Section 3.               Payment of RSUs.  Any RSUs that vest and become non-forfeitable in accordance with Section 2 hereof shall be paid as soon as practicable after the date upon which the RSUs vest and become non-forfeitable (the date of payment, a

(1)  This vesting schedule should be customized to each participant.  RSUs for certain participants may vest prior to the fifth anniversary.

“Payment Date”); provided, however, that any portion of the RSUs that is vested on the Date of Grant shall be paid as soon as practicable after [September 1, 2012]; provided, further, that in all cases the Payment Date shall be no later than March 15th in the year following the calendar year of the applicable vesting date.  Any RSUs that become vested and non-forfeitable shall be paid by the Company by delivering to the Participant a number of shares of Common Stock equal to the number of vested RSUs that become payable upon that applicable Payment Date.

Section 4.               Termination of Service.

(a)           General.  In the event of a Termination of Service for any reason, the unvested portion of the Participant’s RSUs shall be immediately forfeited and all rights thereunder shall cease.

(b)           Termination for Cause.  Notwithstanding Section 4(a) hereof, in the event of a Termination of Service for “Cause” (as defined in the Plan), the Participant’s RSUs, whether or not vested, shall be immediately forfeited and all rights thereunder shall cease; provided, however that the Participant shall not be required to forfeit any shares of Common Stock previously paid in respect of the RSUs granted hereunder.

Section 5.               Restrictions on Transfer.  Neither this Agreement nor any RSUs covered hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company.

Section 6.               Investment Representation.  Upon the acquisition of the RSUs or Common Stock at a time when there is not in effect a registration statement under the Securities Act relating to the shares of Common Stock, the Participant hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to the Company that the RSUs or Common Stock shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.  No RSUs or Common Stock shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire the RSUs or Common Stock pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding and conclusive.  The Company reserves the right to legend any certificate or book entry representation of the shares of Common Stock, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 7.               Adjustments.  The RSUs granted hereunder shall be subject to the provisions of Section 4.3 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

Section 8.               Tax Withholding.  The Company shall have the power and the right to deduct or withhold (including, without limitation, by reduction of the number of shares of Common Stock subject to the RSUs), or require the Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.

Section 9.               Application of Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the RSUs granted hereunder comply with the requirements of Section 409A of the Code and the regulations and other guidance issued thereunder, and that this Agreement and the RSUs granted hereunder shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code.  In the event that any provision of this Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to this Agreement and the RSUs granted hereunder as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect the RSUs granted hereunder without the consent of the Participant.  No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under this Agreement upon a termination of the Participant’s Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code.  Notwithstanding the foregoing or anything elsewhere in the Plan or this Agreement to the contrary, if the Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of the Participant’s Service with respect to the RSUs granted hereunder, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the RSUs shall be deferred until the date that is six (6) months following the Participant’s termination of Service (or such other period as required to comply with Section 409A).  In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

Section 10.             No Right of Continued Service.  Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued Service with the Company.

Section 11.             Limitation of Rights.  The Participant shall not have any privileges of a stockholder of the Company with respect to the RSUs awarded hereunder, including without limitation any right to vote shares underlying the RSUs or to receive dividends or other distributions in respect thereof until the date of the issuance to the Participant of a stock certificate evidencing the Common Stock in payment of the RSUs.

Section 12.             Construction.  The RSUs granted hereunder are granted by the Company pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan.  The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the RSUs hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 13.             Governing Law.  This Agreement shall be construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 14.             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 15.             Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 16.             Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.  Notwithstanding the foregoing, if the Participant is employed pursuant to an employment agreement with Company, any provisions thereof relating to this Agreement including, without limitation, any provisions regarding acceleration of vesting and/or payment hereunder in the event of termination of employment, shall be fully applicable and supersede any conflicting provisions hereof.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

ERICKSON AIR-CRANE INCORPORATED

By:
Name:
Title:

PARTICIPANT

Participant’s Signature	Date

Participant’s Name

Address: